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                                                                     Exhibit 5.1

                    OPINION AND CONSENT OF CARL KRASIK, ESQ.

                                                          March 22, 2002
Mellon Financial Corporation
One Mellon Center
500 Grant Street
Pittsburgh, PA  15258

                  Re:      Registration Statement on Form S-3

Gentlemen:

         I am Associate General Counsel of Mellon Financial Corporation, a Pennsylvania corporation (the "Company"), and in that capacity, have acted as counsel for the Company in connection with the Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 4,692,752 shares of common stock, $0.50 par value, of the Company (the "Common Stock"), which are being offered for sale by certain shareholders (the "Shareholders") of the Company. This opinion is being furnished pursuant to the requirements of Form S-3 and Item 601 of Regulation S-K under the Act.

         In furnishing this opinion, I, or attorneys under my supervision, have examined the originals, or copies thereof identified to my satisfaction, of such corporate records of the Company and such other documents, records, opinions and papers as I have deemed necessary or appropriate in order to give the opinions hereinafter set forth. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me, or attorneys under my supervision, as originals and the conformity to original documents of all documents submitted to me, or attorneys under my supervision, as certified or photostatic copies.

         Based on the foregoing, I am of the opinion that:

         1. The Company has been duly organized and is a validly existing corporation under the laws of the Commonwealth of Pennsylvania;

         2. The 4,692,752 shares of Common Stock which are being registered under the Registration Statement are legally issued, fully paid and non-assessable.

         I hereby consent to the filing of my opinion as Exhibit 5.1 to the Registration Statement. By giving such consent, I do not thereby admit that I am within the category of persons whose consents are required under Section 7 of the Act.

                                        Very truly yours,

                                        /s/ Carl Krasik
                                        ----------------------------------------
                                        Carl Krasik